                                                                     EXHIBIT 1.1


                        [______] Shares of Common Stock


                               theglobe.com, inc.


                                    FORM OF

                             UNDERWRITING AGREEMENT
                             ----------------------

                                             [Date]


BEAR, STEARNS & CO. INC.
VOLPE BROWN WHELAN & COMPANY, LLC
 as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

     theglobe.com, inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of [__________] shares (the "Firm Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional [_________] shares (the "Additional Shares") of Common Stock. The issuance by the Company and the sale to the Underwriters of the Firm Shares and the Additional Shares is hereinafter referred to as the "Underwritten Offering."

     The Company has also entered into an agreement (the "Placement Agency Agreement"), providing for the sale by the Company (the "Concurrent Offering") of up to a total of [_________] shares of the Common Stock (the "Concurrent Shares" and collectively with the Firm Shares and any Additional Shares purchased by the Underwriters, the "Shares") through arrangements with Bear, Stearns & Co. Inc. ("Bear Stearns") and Volpe Brown Whelan & Company,

LLC as placement agents (the "Placement Agents"). In connection with the Concurrent Offering, the Company will also enter into a subscription agreement (the "Subscription Agreement") with each purchaser of Concurrent Shares (collectively, the "Purchasers"). The Company acknowledges and agrees with the Underwriters that as between the Company on the one hand and the Underwriters (other than the Placement Agents, in their capacity as Placement Agents) on the other, that the Company is the sole beneficiary of the Concurrent Offering and that none of the Underwriters (other than the Placement Agents, in their capacity as Placement Agents) has provided any services to the Company as to the structure or implementation of the Concurrent Offering. The shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby and the Concurrent Offering are hereinafter collectively referred to as the "Common Stock." The Underwritten Offering and the Concurrent Offering are hereinafter collectively referred to as the "Offerings." The consummation of the Concurrent Offering is contingent upon the consummation of the Underwritten Offering.

     1.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, the Underwriters that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and has filed amendments thereto, on Form S-1 (No. 333-59751), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

     (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and an Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated

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therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with the Offerings was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

     (c) KPMG Peat Marwick, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

     (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no change in the capital stock of the Company or the long-term indebtedness of the Company, and there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other), stockholders' equity or results of operations of the Company (the effect of each such change or development being referred to herein as a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are discussed in the Registration Statement and the Prospectus.

     (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

     (f) The execution, delivery, and performance of this Agreement, the Placement Agency Agreement and the Subscription Agreements and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the terms of (A) any agreement, instrument, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company is a party, or to which any of its properties or assets are subject, that is material to the Company (collectively, "Material Contracts") or (B) any governmental franchise, license, permit heretofore issued to the Company, or (ii) violate or conflict with any provision of the Second Amended and Restated Certificate of Incorporation or Bylaws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and non-assessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold to the Underwriters or the Purchasers in accordance with this Agreement, the Placement Agency Agreement or the Subscription Agreements, will be duly and validly issued and outstanding, fully paid and non-assessable, and will not have been issued in violation of or be subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company. The Company had, at [_________], 1998, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares, the Additional Shares and the Concurrent Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. There are no statutes, regulations, contracts or other documents applicable to the Company that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (i) Except for WebGenesis, Inc. (the "Subsidiary"), a wholly-owned subsidiary of the Company duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, the Company does not have any subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Subsidiary, which was capitalized with $1000 in cash, presently conducts no business operations and has no material assets.

     (j) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, contemplated, threatened against or otherwise affecting the Company which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.


     (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale of the Shares.

     (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations of the Company for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

     (m) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of such securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

     (n) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

     (o) Except as described in the Prospectus, the Company owns or possesses or reasonably believes it can acquire on reasonable terms, patents, licenses (but excluding any required regulatory licenses or approvals), inventions (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), copyrights, trademarks, service marks, trade names or other intellectual property, registrations and applications to register any of the foregoing, or that it can contract on reasonable terms with third parties who can acquire such intellectual property which is material to the business now operated, or proposed to be operated, by the Company (collectively, "Intellectual Property") and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.

     (p) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

     (q) The Company is in compliance with all environmental, safety or similar laws or regulations applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants, except those which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

     (r) To the knowledge of the Company, it is not in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Material Contract, and each Material Contract is in full force and effect, and is the legal, valid and binding obligation of the Company, and (subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforceability of creditors' rights generally and (ii) general principles of equity, including without limitation, standards of materiality, good faith, fair dealing and reasonableness and limits on the availability of equitable remedies) is enforceable as to the Company in accordance with its terms.

     (s) The Company maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) the access to the respective assets of the Company is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (t) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company which are likely, individually or in the aggregate, to have or may reasonably be expected to have a Material Adverse Effect.

     (u) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     (v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions therefor (except in any case in which the failure to so file would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) and the Company has paid all material taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

     (w) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue in its business.

     (x) Except as described in the Registration Statement and as shall be described in the Prospectus, the Company has (i) good and marketable title to all real and personal properties owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by it, in either case (i) or (ii) above, subject to such exceptions as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. No real property owned, leased, licensed or used by the Company lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

     (y) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Shares it commences doing such business.

     (z) The Concurrent Offering conforms, and will conform in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder.

     (aa) Each of the Subscription Agreements has been duly authorized, executed and delivered by the Company and, when accepted by the Company, is a valid and binding agreement of the Company, enforceable with its terms.

     2.  Purchase, Sale and Delivery of the Shares.
         ------------------------------------------

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of [$_______], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

     (b) Payment of the purchase price for, and delivery of certificates for, the [Firm] Shares shall be made at the office of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, or at such other place as shall be agreed upon by Bear Stearns and the Company, at 9:30 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of the Shares to be purchased by them.
Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine such certificates for delivery at least one full business day prior to the Closing Date.

     (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to [_______] Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part and from time to time, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as an "Additional Closing Date"); provided, however, that an Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to an Additional Closing Date.

     The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to [insert the total number of Firm Shares being purchased by the Company], subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

     Payment for the Additional Shares shall be made by wire transfer in same day funds upon delivery of the Additional Shares to you for the respective accounts of the Underwriters.

     3.  Offering.
     ------------

        (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares and the Additional Shares for sale to the public upon the terms set forth in the Prospectus.

        (b) The Company and the Underwriters hereby agree that up to five percent (5%) of the [Firm] Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to eligible employees of and certain persons designated by the Company ("the Directed Shares Purchasers"), as part of the distribution of the Shares by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations, provided, however, that under no
                                              --------  -------
circumstances will Bear Stearns or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the Underwritten Offering contemplated hereby.


     4.  Covenants of the Company.  The Company covenants and agrees with the
         ------------------------
Underwriters that:

        (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b)
or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

     The Company will notify you as promptly as possible (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing in a timely fashion based on the circumstances after being timely furnished in advance a copy thereof.

     (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

     (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

     (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (domestic or foreign) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

     (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

     (f) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, directly or indirectly, issue, sell, offer or agree to sell, except pursuant to any stock option or incentive plan described in the Prospectus, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options. The Company agrees not to waive any undertaking obtained pursuant to this paragraph.

     (g) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (h) The Company will use its best efforts to cause the Shares to be approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq").

     (i)  The Company will comply with Rule 463 of the Regulations.

     (j) The Company will use its best efforts to ensure that the Directed Shares are restricted as required by the National Association of Securities Dealers, Inc. or the National Association of Securities Dealers, Inc. rules from sale, transfer, assignment, pledge or hypothecation for a period of three (3) months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     (k) The Company agrees to not terminate the Concurrent Offering without the prior written consent of Bear Stearns.


     5.  Payment of Expenses.  Whether or not the transactions contemplated in
         -------------------
the Placement Agency Agreement or in this Agreement are consummated, or the Placement Agency Agreement or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters [and the Selling Agreement]) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters and to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and the Placement Agents and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on Nasdaq, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.; (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar, and (viii) cost and expenses (including the out-of-pocket expenses of the Underwriters) associated with the Company's "road show" and any internet broadcasts thereof (if any).

     6.  Conditions of Underwriters' Obligations.  The obligations of the
         ---------------------------------------
Underwriters to purchase and pay for the Firm Shares, the Additional Shares and the Concurrent Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing
Date" shall refer to the Closing Date for the Firm Shares and the Concurrent Shares and all Additional Closing Dates, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Morrison & Foerster LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than if pricing pursuant to Rule 430A -- 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

     (b) At the Closing Date you shall have received the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

        (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus.

        (ii) The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company.

        (iii) The Company has an authorized capital stock as set forth in the Prospectus under the caption "Capitalization," and all of the issued shares of capital stock of the Company (including the Shares being delivered on the date hereof) have been duly authorized, validly issued and are fully paid and non-assessable (assuming, with respect to the Shares to be sold by the Company, that they are paid for in accordance with the terms of this Agreement or the Subscription Agreements) and will not be issued in violation of or subject to any preemptive rights under the Second Amended and Restated Certificate of Incorporation of the Company; and the Common Stock, the Firm Shares, the Additional Shares and the Concurrent Shares conform as to legal matters to the descriptions thereof contained in the Prospectus.

        (iv)  The Shares have been approved for quotation on Nasdaq.

        (v) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

        (vi) The Company has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement, the Placement Agency Agreement and the Subscription Agreements and has dully executed and delivered this Agreement, the Placement Agency Agreement and the Subscription Agreements.

        (vii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator against the Company, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

        (viii) The execution and delivery by the Company of this Agreement, the Placement Agency Agreement and the Subscription Agreements and the performance by the Company of its obligations hereunder (i) do not require under the federal laws of the United States of America or the laws of the States of New York or Delaware any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the United States of America or the States of New York or Delaware that has not been made or obtained, the failure of which to make or obtain would not have a material adverse effect on the Company, (ii) do not contravene any provision of the Second Amended and Restated Certificate of Incorporation or the By-Laws of the Company, and (iii) do not violate
     (A) any present law, or present regulation of any governmental agency or authority, of the States of New York or Delaware or the United States of America known by such counsel to be applicable to the Company or its property or (B) any agreement or any court decree or order binding upon the Company or its property (such opinion being limited (x) to those agreements, decrees or orders, if any, that have been listed in an officer's certificate as the only such agreements, decrees or orders binding upon the Company, or that are otherwise known to such counsel and
     (y) in that such counsel need express no opinion with respect to any violation not readily ascertainable from the face of any such agreement or court decree or order, or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement or court order or decree not so listed, or arising under or based upon any covenant of a financial or numerical nature or requiring computation); which violation would have a material adverse effect on the Company.

        (ix) The Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements, notes or schedules included or omitted in the Registration Statement or the Prospectus or other financial or accounting data included in or omitted from the Registration Statement or Prospectus, as to which we express no opinion) appeared on their face to be responsive as to form in all material respects with the applicable requirements of the Act.

        (x) The Registration Statement has been declared effective by the Commission under the Act. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the timer period required by such Rule 424(b).

        (xi) In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company. Such counsel shall state that between the date of the Registration Statement and the time of delivery of their opinion, they participated in additional conferences with certain officers and representatives of the Company at which the contents of the Registration Statement and the Prospectus were discussed. Such counsel may state that given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel shall state that subject to the foregoing and on the basis of the information they gained in the course of the performance of the services referred to above, including information obtained from offices and representatives of the Company, no facts have come to their attention that cause them to believe that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a materials fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, such counsel shall state that, subject to the foregoing, no facts have come to their attention in the course of the proceedings described in the second sentence of this paragraph that cause them to believe that the Prospectus, as of the date and time of delivery of their opinion letter, contains any untrue statement of a material fact or omits to state any material necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, such counsel shall not be required to express any view or belief with respect to (i) financial statements, notes or schedules included or omitted in the Registration Statement or the Prospectus or (ii) other financial or accounting data included in the Registration Statement or the Prospectus.

        (xii) The Concurrent Offering conforms, in all material respects, to the requirements of the Act and the Exchange Act.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

     (c) At the Closing Date you shall have received the opinion of Cooley Godward LLP, special intellectual property counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters' counsel.

     (d) All proceedings taken in connection with the sale of the Firm Shares, the Additional Shares and the Concurrent Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Firm Shares, and as of the Additional Closing Date with respect to the Additional Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) At the Closing Date you shall have received a certificate of either Co-Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate in all material respects, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

     (f) [DELETE SPECIFIC LANGUAGE OF KPMG OPINION CONTAINED IN THIS PARAGRAPH ONCE SUCH OPINION HAS BEEN REVIEWED AND IS ACCEPTABLE TO THE UNDERWRITERS.] At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from KPMG Peat Marwick, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and the committees of such boards subsequent to [___________], inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to [___________] and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the

Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to [__________] there were, as of the date of the most recent available monthly consolidated financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (B) that during the period from [date following the date of the most recent consolidated balance sheet of the Company included in the Registration Statement and the Prospectus] to the date of the most recent available monthly consolidated financial statements of the Company, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and
(iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

     (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

     (h) You shall have received from each person who is a director or officer of the Company or such shareholder as have been heretofore designated by you and listed on Schedule II hereto an agreement to the effect that such person will not, without your prior written consent, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) for a period of 180 days after the date of the

Prospectus. The Company agrees not to waive any undertaking obtained pursuant to this paragraph.

       (i) At the Closing Date, the Shares shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

       (j) The Company shall have satisfied all of the conditions with respect to the sale of the Concurrent Shares pursuant to the Placement Agency Agreement and the Subscription Agreements and the Company shall have complied with all obligations under the Placement Agency Agreement and the Subscription Agreements.

       (k) Prior to the Closing Date, and with respect to the Additional Shares, prior to an Additional Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, an Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.


     7.  Indemnification.
         ----------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however,
                                                            --------  -------
that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein.

     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus, the last paragraph set forth on the inside front cover, and in the third paragraph, the last sentence of the seventh paragraph and the eighth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

     (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Shares Purchasers to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares.

          (d)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel shall be selected by Bear Stearns. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.


     8.  Contribution.
         ------------

     (a) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offerings (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably
                     --------  -------
withheld.

       (b) The obligations of the Company under Sections 8 and 9 herein shall be in addition to any liability which the Company may otherwise have, including under the Placement Agency Agreement.

     9.  Default by an Underwriter.
         -------------------------

       (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

       (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

       (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or an Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     10.  Survival of Representations and Agreements.  All representations and
          ------------------------------------------
warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11.  Effective Date of Agreement; Termination.
          ----------------------------------------

       (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the price of the Underwritten Offering or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

       (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to an Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York Stock Exchange or Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by the New York Stock Exchange or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares, the Additional Shares or the Concurrent Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares, the Additional Shares or the Concurrent Shares, as the case may be, on the terms contemplated by the Prospectus.

       (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing.

       (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12.  Notices.  All communications hereunder, except as may be otherwise
          -------
specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Fax (212) 272-3092, Attention: [_____________], with a copy to
Allen Weingarten, Esq. c/o Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104; if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to theglobe.com, inc., 31 West 21st Street, 4th Floor, New York, New York 10010, Fax (212) 367-8588, Attention: Todd Krizelman and Stephan Paternot, with a copy to Stuart Gelfond, Esq. c/o Fried Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004.

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                     Very truly yours,



                                     theglobe.com, inc.


                                     By________________________




Accepted as of the date first above written.


BEAR, STEARNS & CO. INC.
VOLPE, BROWN, WHELAN & COMPANY, LLC
     on behalf of themselves and the other
     Underwriters named in Schedule I hereto.


Bear, Stearns & Co. Inc.



By ___________________________

                                   SCHEDULE I


Name of Underwriter                      Number of Firm Shares to be Purchased
-----------------------------------      -------------------------------------
Bear, Stearns & Co. Inc.
Volpe, Brown, Whelan & Company, LLC




Total

                                  SCHEDULE II


Michael S. Egan

Todd V. Krizelman

Stephan J. Paternot

Dean S. Daniels

Edward A. Cespedes

Francis T. Joyce

Rosalie V. Arthur

Robert M. Halperin

David Horowitz

H. Wayne Huizenga